Exhibit 10.14
Schedule of Executives with
Continuity Agreements

Title	Name	Years/Comp*
Chairman, President and Chief Executive Officer	Stephen D. Newlin	3

Senior Vice President and General Manager, Distribution	Michael L. Rademacher	3

Senior Vice President , Operations	Thomas J. Kedrowski	3

Senior Vice President and Chief Information and Human Resources Officer	Kenneth M. Smith	3

Senior Vice President and Chief Financial Officer	W. David Wilson	3

Senior Vice President, Commercial Development	Michael E. Kahler	3

Senior Vice President and General Manager, Vinyl Business	Robert M. Rosenau	3

Senior Vice President and General Manager, Colors and Engineered Materials, Europe and Asia	Bernard P. Baert	2

Vice President, General Counsel and Secretary	Lisa K. Kunkle	3

Vice President and General Manager, Producer Services	Patrick F. Burke	1

Vice President, Color and Engineered Materials — Asia	Willie Chien	1

Vice President and General Manager, North America Engineered Materials	Craig M. Nikrant	1

Vice President and General Manager, North America Color and Additives	John V. Van Hulle	1

Vice President, Research and Innovation	Cecil Chappelow	1

Corporate Vice President, Technology	Roger W. Avakian	1

Vice President and General Manager, Specialty Coatings and Resins	Daniel L. Kickel	1

Treasurer	John L. Rastetter	1

*	Years of compensation payable upon change of control.